Exhibit 10.1

BRT REALTY TRUST 2009 INCENTIVE PLAN,

As Amended March 8, 2010

1.                                      Purpose.

The purpose of the BRT Realty Trust 2009 Incentive Plan is to advance the interests and promote the success of BRT Realty Trust by providing an opportunity to officers, trustees, selected employees, and consultants of the Trust to purchase shares of beneficial interest $3.00 par value, of the Trust and/or to receive stock awards provided for in the Plan. By encouraging such share ownership, the Trust seeks to attract, retain and motivate officers, trustees, employees and consultants of experience and ability. It is intended that this purpose will be effected by the granting of the following share-based incentives: (a) Non-statutory Stock Options; (b) Incentive Stock Options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended; (c) Restricted Shares; and (d) Performance Based Awards.

2.                                      Definitions.

Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural).

“Affiliate” of the Trust means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Trust.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Trust) shall approve (i) any consolidation or merger of the Trust, or binding share exchange, pursuant to which Beneficial Shares would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the holders of Beneficial Shares of the Trust immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving entity immediately after such transaction, (ii) any merger, consolidation, or binding share exchange to which the Trust is a party as a result of which the Persons who are holders of Beneficial Shares of the Trust immediately prior thereto have less than a majority of the combining voting power of the outstanding capital stock of the surviving entity ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of Trustees (directors) immediately following such merger, consolidation, or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Trust, or (iv) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Trust.

“Award” means a grant of Options, Restricted Shares or Performance-Based Awards under this Plan.

“Beneficial Shares” means shares of beneficial interest, $3.00 par value of the Trust.

“Board” means the Board of Trustees of the Trust.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the Trustees then still in office who were Trustees at the beginning of the period.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed to administer the Plan.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Trust, any Subsidiary of the Trust, or any employee benefit plan sponsored by the Trust or any Subsidiary of the Trust) shall purchase any Beneficial Shares of the Trust (or securities convertible into Beneficial Shares of the Trust) for cash, securities, or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation, or other entity (other than the Trust, any Subsidiary of the Trust, any employee benefit plan sponsored by the Trust or any Subsidiary of the Trust or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing 20% or more of the combined voting power of the then outstanding securities of the Trust ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of Trustees (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Trust’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person” means each of Gould Investors L.P. and Fredric H. Gould, Jeffrey A. Gould, Matthew J. Gould, and the respective successors and assigns, family members, estates, and heirs of an Exempt Person and any trust or other investment vehicle for the primary benefit of any Exempt Person or their family members or heirs. As used with respect to any Person, the term “family member” means the spouse, siblings, and lineal descendants of such Person and lineal descendants of siblings.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

“Domestic Relations Order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

“Effective Date” means the date the Plan is approved by the Trust’s shareholders. The Plan shall become effective immediately upon such approval.

“Equity Security” shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Fair Market Value” of Beneficial Shares on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Beneficial Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the principal national securities exchange on which Beneficial Shares are listed on such day or if such shares are not then listed on a national securities exchange, then as reported on Nasdaq or, if such shares are not then listed or quoted on Nasdaq, then as quoted by the National Quotation Bureau Incorporated. If for any day the Fair Market Value of a Beneficial Share is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Holder” means a Person who has received an Award under this Plan.

“Incentive Stock Option” means an Option intended to meet the requirements of Section 422 of the Code.

“Nasdaq” means The Nasdaq Stock Market

“Non-statutory Stock Option” means an option not intended to meet the requirements of Section 422 of the Code.

“Option” means either an Incentive Stock Option meeting the requirements of Section 422 of the Code or a Non-statutory Stock Option which are not intended to meet the requirements of Section 422 of the Code.

“Participant” means an officer, employee, director or consultant of the Trust who has been granted an Award under the Plan.

“Performance-Based Award” means any Restricted Stock Award or Performance Share Award granted to a Participant that qualifies as “performance based compensation” under Section 162(m) of the Code.

“Performance Criteria” shall mean any, a combination of, or all of the following: revenue, earnings, earnings per share, share price, costs, return on equity, shareholders’ equity (book value), per share shareholders’ equity (per share book value), asset growth, net operating income (NOI), cash available for distribution (CAD), CAD per share, total shareholder return on an absolute or a peer comparable basis (TSR), return on assets, revenue growth, or goals relating to loan originations or property sales. Performance Goals need not be the same with respect to all Participants and may be established separately for the Trust as a whole, or on a per share basis, and may be based on performance compared to performance by businesses specified by the Committee, or compared to any prior period. All calculations and financial accounting matters relevant to this Plan shall be determined in accordance with GAAP, except as otherwise directed by the Committee.

“Performance Cycle” means one or more periods of time which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance-Based Award. A Performance Cycle shall not be less then twelve months.

“Performance Goals” means for a Performance Cycle, the specific goals established by the Committee for a Performance Cycle based upon the Performance Criteria.

“Person” means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Plan” means this BRT Realty Trust 2009 Incentive Plan, as amended from time to time.

“Restricted Shares” means Beneficial Shares awarded in accordance with the terms ascribed in Section 9.

“Restriction Period” means the period during which Restricted Shares awarded hereunder are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals or the occurrence of other events as determined by the Committee.

“Subsidiary” of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital, or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Trust” means BRT Realty Trust, a Massachusetts Business Trust.

3.                                      Shares Subject to the Plan.

(a)                                  The maximum number of Beneficial Shares with respect to which Awards may be granted under the Plan shall not exceed 500,000 Beneficial Shares, subject to adjustment as provided in paragraph 3(c) hereof. Any Beneficial Share subject to an Award which for any reason (i) expires, is cancelled or is forfeited prior to becoming vested, or (ii) is terminated unexercised, shall again be available for purposes of the Plan. The Beneficial Shares delivered pursuant to Awards granted under the Plan may, in whole or in part, be authorized but unissued shares, treasury shares, or any other issued shares subsequently reacquired by the Trust, including shares purchased in the open market.

(b)                                 The Committee may impose such restrictions on any Beneficial Shares acquired hereunder as it may deem advisable or appropriate, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which the Beneficial Shares are then listed or traded, and any blue sky or state securities laws.

(c)                                  If the Trust subdivides its outstanding Beneficial Shares into a greater number of Beneficial Shares (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding Beneficial Shares into a smaller number of Beneficial Shares (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Beneficial Shares, or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by paragraph 11(b)) affects any Beneficial Shares so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Beneficial Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Beneficial Shares and otherwise the terms of such Award, including in the case of Options or similar rights, the total exercise price shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this paragraph 3(c). Any such numerical limitations shall be subject to adjustment under this Section only to the extent such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under section 162(m) of the Code or the ability to grant or the qualification of Incentive Stock Options under the Plan.

4.                                      Administration.

The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Board may from time to time appoint members of the Committee in substitution for and in addition to members previously appointed and may fill vacancies and may remove members of the Committee. All of the members of the Committee must be Trustees of the Trust. All of the members of the compensation committee or any different Committee approved by the board must be non-employee and outside trustees (directors) under (Treasury Regulation 162(m) and Section 16b-3 of the Exchange Act. The Committee shall have the exclusive authority to administer and construe the Plan in accordance with its provisions. The Committee’s authority shall include, without limitation, the power to (a) determine persons eligible for Awards, (b) prescribe the terms and conditions of the Awards, (c) construe and interpret the Plan, the Awards and any Award Agreement, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and (e) establish, interpret, amend or revoke any such rules. With respect to any Award that is intended to qualify as “performance-based compensation” within the meaning of section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an Award or to adjust downward the compensation payable pursuant to an Award, as the Committee determines in its sole judgment. All determinations and decisions made by the Committee and any of its delegates pursuant to this Section 4 shall be final, conclusive and binding on all Holders, and shall be given the maximum deference permitted by law.

5.                                      Eligible Persons.

In its sole discretion, the Committee may grant (i) Incentive Stock Options, Non-statutory Stock Options, Restricted Shares, or Performance Based Awards, and any combination of the foregoing, to such officers, Trustees, employees and consultants providing services to the Trust or its Subsidiaries (“Eligible Persons”) as are selected by the Committee. The maximum number of Beneficial Shares with respect to which Options may be granted to any Eligible Person under this Plan during any calendar year shall be 40,000 Beneficial Shares, the maximum number of Beneficial Shares to which Performance Based Awards may be granted to any Eligible Person under this Plan is 40,000 and the maximum number of Beneficial Shares with respect to which all other Awards may be granted to any Eligible Person under this Plan during any calendar year shall be 30,000, in each case, subject to adjustment as provided in Paragraph 3(c) hereof.

6.                                      Duration of the Plan.

The Plan shall terminate when all Beneficial Shares that may be made subject to Awards under the Plan have been acquired and, in the case of Incentive Stock Options only, ten years from the effective date of this Plan, if earlier, unless terminated earlier pursuant to paragraph 11(j) hereof, and no Awards may be granted thereafter.

7.                                      Stock Options.

(a)                                  Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Persons to be granted Options, the time when each Option shall be granted to such Eligible Persons, the number of Beneficial Shares subject to such Options, and, subject to paragraph 7(b), the purchase price of the Beneficial Shares subject to such Option.

(b)                                 The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and subject to paragraph 8 hereof may not be less than the Fair Market Value of the Beneficial Shares subject to the Option as of the date the Option is granted.

(c)                                  Subject to the provisions of the Plan with respect to death, retirement, and termination of employment and subject to paragraph 8 hereof, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement.

(d)                                 An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

(e)                                  (i) An Option shall be exercised by written notice to the Trust upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by paragraph 11(m) shall be determined by the Committee and may consist of (A) cash, (B) check, (C) whole Beneficial Shares, or (D) any combination of the foregoing methods of payment. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash or check, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

(ii)                                  Unless otherwise determined by the Committee and provided in the applicable Agreement, any Beneficial Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Beneficial Shares withheld for payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(iii)                               The Trust shall effect the issuance or transfer of the Beneficial Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price thereof and of any amounts required by paragraph 11(m), and within a reasonable time thereafter, such issuance or transfer shall be evidenced on the books of the Trust. Unless otherwise determined by the Committee and provided in the applicable Agreement, (A) no Holder or other Person exercising an Option shall have any of the rights of a shareholder of the Trust with respect to shares subject to an Option granted under the Plan until due exercise and full payment has been made, and (B) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

(f)                                    Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and, except as otherwise required pursuant to a Domestic Relations Order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court-appointed legal representative).

(g)                                 Without shareholder approval, (i) the Trust will not reprice, replace or regrant an outstanding Option either in connection with the cancellation of such Option or by amending an Award Agreement to lower the exercise price of such Option, and (ii) the Trust will not cancel outstanding Options in exchange for cash or other Awards.

8.                                      Restrictions on Options.

(a)                                  The aggregate Fair Market Value of the Beneficial Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds the aforementioned $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation shall be treated as a Non-statutory Stock Option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other share option plan of the Trust or any parent or Subsidiary of the Trust which is also intended to comply with the provisions of Section 422 of the Code, the $100,000 limitation shall, to the extent provided under Section 422 of the Code, apply to the aggregate number of shares for which Incentive Stock Options may be granted under all such plans.

(b)                                 Subject to the conditions in paragraph 8(c) hereof, if applicable, the purchase price per share payable upon the exercise of each Incentive Stock Option granted hereunder shall be as determined by the Committee in its discretion, but shall be at least 100% of the Fair Market Value on the date of grant.

(c)                                  If any Participant, on the date of grant, is the owner of shares (as determined under Sections 422(b)(6) and 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Trust or any parent or Subsidiary of the Trust, then the option price per share subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value, and the term of the option shall not exceed five years after the date of such grant.

(d)                                 The purchase price per share payable upon the exercise of each non-statutory Option granted hereunder shall be determined by the Committee in its discretion, and shall be at least 85% of the Fair Market Value on the date of grant.

9.                                      Restricted Shares.

(a)                                  Subject to the limitations of the Plan, the Committee shall designate those Eligible Persons to be granted awards of Restricted Shares, and shall determine the time when each such Award shall be granted. Beneficial Shares covered by awards of Restricted Shares will be issued at the beginning of the Restriction Period. The Committee shall designate the vesting date or vesting dates for each award of Restricted Shares, and may prescribe other restrictions, terms, and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares. All determinations made by the Committee pursuant to this paragraph 9(a) shall be specified in the Agreement.

(b)                                 The stock certificate or certificates representing Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares shall bear a restrictive legend to the effect that ownership of the Restricted Shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Trust or its designee, and the Holder shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Trust of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.

(c)                                  Restricted Shares shall constitute issued and outstanding Beneficial Shares. The Holder will have the right to vote such Restricted Shares, to receive and retain cash dividends and cash distributions, paid or distributed on such Restricted Shares, and to exercise all other rights, powers, and privileges of a Holder of Beneficial Shares with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Trust or its designee will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in paragraph 9(b) above; (iii) other than cash dividends and cash distributions as provided in this paragraph 9(c) distributions of Beneficial Shares as a dividend in lieu of a cash dividend distribution and as the Committee may designate, the Trust or its designee will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the

Holder may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms, or conditions provided in the plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

(d)                                 Upon the expiration of the Restriction Period with respect to each award of Restricted Shares and the satisfaction of any other applicable restrictions, terms, and conditions, (i) all or the applicable portion of such Restricted Shares shall become vested, and (ii) any Retained Distributions with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares and Retained Distributions, that shall not become vested shall be forfeited to the Trust, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares and Retained Distributions that shall have been so forfeited.

(e)                                  For purposes of qualifying grants of Restricted Shares as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Shares to qualify as “performance-based compensation” under section 162(m) of the Code. In granting Restricted Shares that are intended to qualify under section 162(m) of the Code, the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Shares under section 162(m) of the Code.

10.                               Performance-Based Awards.

(a)                                  Eligible Persons selected by the Committee may be granted one or more Performance Based-Awards upon the attainment of the Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over a Performance Cycle determined by the Committee. The Committee, in its sole discretion, shall determine whether or not a Performance Award is to qualify as “performance based compensation” under Section 162(m) of the Code. The Committee shall define the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of the overall performance of the Trust or the performance of an individual. The Committee, in its sole discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Trust, or the financial statements of the Trust, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Holder. Each Performance-Based Award shall comply with the provisions set forth below.

(b)                                 With respect to each Performance-Based Award granted to a Holder, if intended by the Committee to qualify as “performance based compensation” under Section 162(m) of the Code, the Committee shall select, within the first 90 days of a Performance Cycle, the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criteria (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable Performance Goals. The Performance Criteria established by the Committee may be different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Eligible Holders.

(c)                                  Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if achieved, to calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Participant’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Participant if, in its sole judgment, such reduction or elimination is appropriate.

(d)                                 The maximum number of shares of Beneficial Interest underlying a Performance-Based Award granted to any one Eligible Person for a Performance Cycle is an aggregate of 40,000 Beneficial Shares (subject to adjustment as provided in Sections 3(c) and 10(a) hereof).

11.                               General Provisions.

(a)                                  If a Holder’s employment or other relationship with the Trust shall terminate by reason of death or Disability, unless the applicable Agreement provides otherwise: (i) each outstanding Option granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; and (ii) the Restriction Period applicable to each Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; however with respect to a Performance Based Award, the Performance Based Award shall vest only if the Performance Goals shall have been satisfied and only to the extent set forth in the applicable Agreement.

(b)                                 In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule, Restriction Period or Performance Goals in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option, each such outstanding Option granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; and (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested; however, with respect to a Performance Based Award, the Performance Based Award shall vest only as shall be provided in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash, or other assets into or for which the Beneficial Shares may be changed, converted, or exchanged in connection with the Approved Transaction.

(c)                                  If a Holder’s employment shall terminate for any reason, other than death and disability prior to the complete exercise of an Option or during the Restriction Period with respect to any Restricted Shares or during a Performance Cycle with respect to Performance Based Awards, then such Option shall thereafter be exercisable, and the Holder’s rights to any unvested Restricted Shares and Retained Distributions, and the Holder’s rights to the Beneficial Shares underlying the Performance Based Awards shall thereafter vest, in each case only if and to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option may be exercised after the scheduled expiration date thereof; (ii) the Option shall remain exercisable for a period of at least one year following such termination

(but not later than the scheduled expiration of such Option); and (iii) any termination of the Holder’s employment for cause will be treated in accordance with the provisions of paragraph 11(d).

(d)                                 If a Holder’s employment or relationship with the Trust or a Subsidiary of the Trust shall terminate for cause by the Trust or such Subsidiary during the Restriction Period with respect to any Restricted Shares, or prior to the expiration of a Performance Cycle with respect to any Performance Based Awards or prior to the exercise of any Option (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include, but not limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind, and the refusal to perform his duties and responsibilities for any reason (other than illness or incapacity) then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options shall immediately terminate and (ii) such Holder’s rights to all Restricted Shares and Retained Distributions and all shares underlying Performance Based Awards shall be forfeited immediately.

(e)                                  Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Trust or any Subsidiary of the Trust.

(f)                                    Nothing contained in the Plan or in any Award, and no action of the Trust or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ of the Trust or any of its Subsidiaries or interfere in any way with the right of the Trust or any Subsidiary of the Trust to terminate the employment of the Holder at any time, with or without cause, subject, however, to the provisions of any employment agreement between the Holder and the Trust or any Subsidiary of the Trust.

(g)                                 Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the Person entitled to such benefits.

(h)                                 Each grant of an Option under the Plan shall be evidenced by a stock option agreement; each award of Restricted Shares shall be evidenced by a restricted shares agreement; and each Performance Based Award shall be evidenced by a Performance Based Award Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, Restricted Shares or Performance Based Awards shall be notified promptly of such grant, and a written Agreement shall be executed and delivered by the Trust. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Trust or (ii) to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by paragraph 11(j) (ii).

(i)                                     Every Holder may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Holder.

(j)                                     (i) Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Plan may be terminated at any time prior to the tenth anniversary of the Effective Date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

(ii)                                  No termination, modification or amendment of the Plan may, without the consent of the Holder to whom any Award shall theretofore have been granted, adversely affect the rights of such Holder with respect to such Award. No modification, extension, renewal, or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan, the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment which would (A) accelerate the time or times at which the Award may be exercised and/or (B) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefore, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this paragraph 11(j)(ii) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

(k)                                  The amendment, suspension or termination of the Plan shall not, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted to such Holder. No Award may be granted during any period of suspension or after termination of the Plan.

(l)                                     The obligation of the Trust with respect to Awards shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Beneficial Shares may be listed or quoted. For so long as any Beneficial Shares are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all Beneficial Shares that may be issued to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

(m)                               The Trust’s obligation to deliver Beneficial Shares or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of an Award, upon the exercise of any Option or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares may, in the discretion of the Committee, be paid in Beneficial Shares already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Trust of, all such federal, state and local taxes required to be withheld by the Trust, then the Trust shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Trust with respect to such Award.

(n)                                 The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

(o)                                 By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation, or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program, or policy of the Trust or any Subsidiary of the Trust. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Trust on the life of the Holder which is payable to such beneficiary under any life insurance plan covering employees of the Trust or any Subsidiary of the Trust.

(p)                                 Neither the Trust nor any Subsidiary of the Trust shall be required to segregate any cash or any Beneficial Shares which may at any time be represented by Awards, and the Plan shall constitute an “unfunded” plan of the Trust. Neither the Trust nor any Subsidiary of the Trust shall, by any provisions of the Plan, be deemed to be a trustee of any Beneficial Shares or any other property, and the liabilities of the Trust and any Subsidiary of the Trust to any employee pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee, or beneficiary under the Plan shall be limited to those of a general creditor of the Trust or the applicable Subsidiary of the Trust as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Trust under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

(q)                                 The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusettes.

(r)                                    The delivery of any Beneficial Shares and the payment of any amount in respect of an Award shall be for the account of the Trust or the applicable Subsidiary of the Trust, as the case may be, and any such delivery or payments shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Paragraph 11(m).

(s)                                  Each certificate evidencing Beneficial Shares subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions, or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Trust has received an opinion of counsel, acceptable to the Trust, that such disposition will not violate any federal or state securities laws.

(t)                                    The grant of Awards pursuant to the Plan shall not affect in any way the right of power of the Trust to make reclassifications, reorganizations, or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell, or otherwise dispose of all or any part of its business or assets.